Exhibit 21

UNITED RENTALS, INC.

&

SUBSIDIARIES

Those corporations which are indented represent subsidiaries of the corporation under which they are indented. Except as otherwise indicated, 100% of the voting securities of each of the subsidiaries listed below is owned by its parent.

Name of Company	Jurisdiction of Incorporation
UNITED RENTALS, INC.	Delaware
A. United Rentals Trust I	Delaware
B. United Rentals (North America), Inc.	Delaware
1. United Rentals Gulf, Inc.	Delaware
a. United Rentals (Delaware), Inc.	Delaware
(i) Provisto, S. de R.L. de C.V. (United Rentals (Delaware), Inc. owns 99.9%, United Rentals Northwest, Inc. owns .1%)	Mexico
(ii) United Rentals, S. de R.L. de C.V. (United Rentals (Delaware), Inc. owns 99.999997%, United Rentals Northwest, Inc. owns .000003%)	Mexico
(iii) United Rentals of Nova Scotia (No. 1), ULC	Nova Scotia
(iv) United Rentals of Nova Scotia (No. 2), ULC	Nova Scotia
(y) United Rentals Financing Limited Partnership (United Rentals of Nova Scotia (No. 1), ULC is 99% General Partner and United Rentals of Nova Scotia (No. 2), ULC is 1% Limited Partner)	Delaware
(z) UR Canadian Financing Partnership (United Rentals Financing Limited Partnership is 99% Managing Partner, United Rentals Nova Scotia (No. 2), ULC is 1% Non-Managing Partner)	Nova Scotia
b. United Equipment Rentals Gulf, L.P. (United Rentals Gulf, Inc. is 99% L.P., United Rentals (North America), Inc. is 1% G.P.)	Texas
(i) United Rentals of Canada, Inc.	Canada
(ii) United Rentals Alberta Holding, LP (United Equipment Rentals Gulf, LP is 99.99% Limited Partner and United Rentals (Delaware), Inc. is .01% General Partner)	Alberta

(y) United Rentals Luxembourg S.a.r.l. (United Rentals (Delaware), Inc. is the holder of legal title to the 200 shares in the capital of United Rentals Luxembourg S.a.r.l., however it is holding these shares as beneficial owner in its capacity as general partner of United Rentals Alberta Holding, L.P.)

Luxembourg
2. United Rentals Highway Technologies Gulf, Inc.	Delaware
3. United Rentals Northwest, Inc. (f/k/a High Reach, Inc.)	Oregon
4. United Rentals Receivables LLC II (United Rentals (North America), Inc. is the sole member and United Rentals, Inc. is the manager)	Delaware
5. United Rentals Southeast, Inc.	Delaware
a. United Rentals Southeast Holding LLC (United Rentals Southeast, Inc. is 99% Non-Managing Member, United Rentals (North America), Inc. is 1% Managing Member)	Georgia
(i) United Rentals Southeast, L.P. (United Rentals Southeast Holding LLC is 99% L.P., United Rentals (North America), Inc. is 1% G.P.)	Georgia
6. Wynne Systems, Inc.	California
7. Info Manager, Inc.	Texas